FIRST SUPPLEMENTAL INDENTURE

        FIRST SUPPLEMENTAL INDENTURE, dated as of February 17, 1999 (the "Supplemental Indenture"), by and between Polaroid Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), having its principal office at 784 Memorial Drive, Cambridge, Massachusetts 02139 and State Street Bank and Trust Company, as Trustee (the "Trustee").

                                         WITNESSETH:

        WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of January 9, 1997 (the "Indenture"), to provide for the issuance by the Company from time to time of debt securities evidencing its unsecured indebtedness;

               WHEREAS, the issuance and sale of $350,000,000 aggregate principal amount of a series of the Company's debt securities (the "Notes") have been authorized by resolutions adopted by the Board of Directors of the Company on September 17, 1998, by the resolutions of the Pricing Committee of the Board of Directors adopted on February 11, 1999 and by the Authorized Officer's Certificate dated February 17, 1999;

               WHEREAS, the Company desires to issue and sell $275,000,000 aggregate principal amount of the Notes on the date hereof, whose terms have been established by the Authorized Officer's Certificate dated February 17, 1999 pursuant to Section 2.2(a) of the Indenture.

               WHEREAS, the Company desires to enter into a supplemental indenture pursuant to Sections 2.2(b) and 10.1(2), (3), (5) and (6) of the Indenture and to provide for the form of the Notes in accordance with Section
4.2 of the Indenture; and

               NOW, THEREFORE, for and in consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the parties hereto hereby enter into this Supplemental Indenture, for the equal and proportionate benefit of all Holders of Notes, as follows:

                                          ARTICLE I.
                                            TERMS

        SECTION 1.01. TERMS OF NOTES. The Notes shall have the following terms and provisions, in addition to or superseding those stated in the Indenture, as expressly stated below:

        (1) The Notes shall constitute a series of Securities having the title "11 1/2% Notes due 2006."

        (2) The maximum aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 4.3, 4.4, 4.5,

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10.6 or 12.7 of the Indenture or any Securities that, pursuant to Section 4.2, are deemed never to have been authenticated or delivered thereunder) shall be $350,000,000 of which $275,000,000 aggregate principal amount shall be issued and sold on the Issue Date.

        (3) The entire outstanding principal of the Notes shall be payable on February 15, 2006 (the "Stated Maturity Date").

        (4) (a) The rate at which the Notes shall bear interest shall be 11 1/2% per annum, calculated on the basis of a 360-day year of twelve 30-day months;
(b) interest shall accrue on the Notes from the Issue Date or, if interest has already been paid, from the date to which it was most recently paid or duly provided for until the principal amount thereof is paid or made available for payment; (c) the Interest Payment Dates for the Notes on which interest will be payable shall be February 15 and August 15 of each year, beginning August 15, 1999; the Regular Record Dates for the interest payable on the Notes on any Interest Payment Date shall be January 31 with respect to the February 15 Interest Payment Date and July 31 with respect to the August 15 Interest Payment Date; (d) interest on overdue principal and premium, if any, from time to time, shall be at the rate borne by the Notes; interest on overdue installments of interest from time to time, shall be at the same rate, to the extent lawful.

        (5) Payment of the principal of, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company to be maintained in the Borough of Manhattan in the City of New York, which initially shall be the office or agency of the Paying Agent and Registrar in the Borough of Manhattan in the City of New York. In addition, payment of interest on any Note may, at the option of the Company, be made by check mailed to the address of the Person in whose name the Note is registered at the close of business on the Regular Record Date. Notwithstanding the above, all payments of principal, and premium, if any, and interest on the Notes to Holders of Notes which have given wire instructions to the Company or the Paying Agent at least ten Business Days prior to the applicable payment date shall be made by wire transfer to an account maintained by such Holder entitled thereto as specified by such Holder in the instructions.

        (6) (a) The Company may redeem the Notes, in whole or in part, at any time at its option upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest to, the date of redemption (the "Redemption Date") as listed in the Company's Security Register.

             (b) At any time prior to February 15, 2002, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Supplemental Indenture at a redemption price of 111.500% of the principal amount thereof, plus accrued and unpaid interest to the Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided that: (i) at least 65% in aggregate principal amount of Notes issued under this Supplemental Indenture shall remain outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company and its Restricted Subsidiaries); and (ii) any such redemption must occur within 45 days of the date of the closing of the related Equity Offering.

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

        (7) Except as set forth in this Supplemental Indenture, the Notes shall not be redeemable at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise. Holders will not have the benefit of any sinking fund or analogous obligations to redeem, repay or repurchase the Notes in whole or in part.

        (8) The Notes shall be issuable in denominations of $1,000 and integral multiples thereof.

        (9) Payments of the principal of and interest on the Notes shall be made in United States Dollars, and the Notes shall be denominated in United States Dollars.

        (10) State Street Bank and Trust Company shall, initially, be the Security Registrar and Paying Agent.

        (11) The entire outstanding principal amount of and any accrued interest, if any, on the Notes shall be payable upon declaration of acceleration of the maturity thereof pursuant to Article 6.2 of the Indenture.

        (12) The Notes will be payable on the Stated Maturity Date in an amount equal to then outstanding principal amount thereof plus any accrued and unpaid interest accrued to the Stated Maturity Date.

        (13) Section 5.3 of the Indenture is hereby superseded by the following in respect of the Notes.

             (a)   Option to Effect Legal Defeasance or Covenant Defeasance.

             The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 1.01(13)(b) or (13)(c) of this Supplemental Indenture applied to all outstanding Notes upon compliance with the conditions set forth below in this Section 1.01(13).

             (b)   Legal Defeasance and Discharge.

             Upon the Company's exercise under Section 1.01(13)(a) of this Supplemental Indenture of the option applicable to this Section 1.01(13)(b), the Company shall, subject to the satisfaction of the conditions set forth in Section 1.01(13)(d) of this Supplemental Indenture, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 1.01(13)(e) of this Supplemental Indenture and the other Sections of this Supplemental Indenture referred to in (i) and (ii) of this paragraph, and to have satisfied all its other obligations under such Notes, the Indenture, with respect to the Notes, and this

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

       Supplemental Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in
       Section 1.01(13)(d) of this Supplemental Indenture, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Sections 4.3, 4.4,
       4.5 and 11.2 of the Indenture, with respect to the Notes, and Article II of this Supplemental Indenture, (iii) the rights, powers, trusts, duties and immunities of the Trustee under the Indenture and this Supplemental Indenture and the Company's obligations in connection therewith and (iv) this Section 1.01(13). Subject to compliance with this Section 1.01(13), the Company may exercise its option under this Section 1.01(13)(b) notwithstanding the prior exercise of its option under Section 1.01(13)(c) of this Supplemental Indenture.

             (c)   Covenant Defeasance.

             Upon the Company's exercise under Section 1.01(13)(a) of this Supplemental Indenture of the option applicable to this Section 1.01(13)(c), the Company shall, subject to the satisfaction of the conditions set forth in Section 1.01(13)(d) of this Supplemental Indenture, be released from its obligations under Sections 1.01(15)(a),
       (b), (c), (d), (e), (f), (g), (i), (j), (k), (l) and (m) of this
       Supplemental Indenture and Section 1.01(16)(d) of this Supplemental Indenture with respect to the outstanding Notes on and after the date the conditions set forth in Section 1.01(13)(d) of this Supplemental Indenture are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any of the covenants listed above in this clause covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 1.01(14)(a) of this Supplemental Indenture, but, except as specified above, the remainder of the Indenture, with repect to the Notes, this Supplemental Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 1.01(13)(a) of this Supplemental Indenture of the option applicable to this Section 1.01(13)(c) of this Supplemental Indenture, subject to the satisfaction of the conditions set forth in Section 1.01(13)(d) of this Supplemental Indenture, Sections 1.01(14)(a)(iii) through 1.01(14)(a)(vii) of this Supplemental Indenture shall not constitute Events of Default.

             (d)   Conditions to Legal or Covenant Defeasance.

             The following shall be the conditions to the application of either
       Section 1.01(13)(b) or (13)(c) of this Supplemental Indenture to the outstanding Notes:

             In order to exercise either Legal Defeasance or Covenant
       Defeasance:

             (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and interest on the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;

             (ii) in the case of an election under Section 1.01(13)(b) of this Supplemental Indenture, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

             (iii) in the case of an election under Section 1.01(13)(c) of this Supplemental Indenture, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

             (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this
       Section 1.01(13) concurrently with such incurrence) or insofar as Sections 1.01(14)(a)(viii) or (14)(a)(ix) of this Supplemental Indenture is concerned, at any time in the period ending on the 91st day after the date of deposit;

             (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture, with respect to the Notes, and this

       Supplemental Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

             (vi) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

             (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

             (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

             (e) Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

             Subject to Section 1.01(13)(f) of this Supplemental Indenture, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1.01(13)(e), the "Trustee") pursuant to Section 1.01(13)(d) of this Supplemental Indenture in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes, the Indenture and this Supplemental Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

             The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 1.01(13)(d) of this Supplemental Indenture or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

             Anything in this Section 1.01(13) to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 1.01(13)(d) of this Supplemental Indenture which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 1.01(13)(a) of this Supplemental Indenture), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

             (f) Repayment to Company.

             Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

             (g)   Reinstatement.

             If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Obligations in accordance with
       Section 1.01(13)(b) or 1.01(13)(c) of this Supplemental Indenture, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under the Indenture, with respect to the Notes, this Supplemental Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1.01(13)(b) or 1.01(13)(c) of this Supplemental Indenture until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1.01(13)(b) or 1.01(13)(c) of this Supplemental Indenture, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

        (14) (a) Section 6.1 of the Indenture is hereby superseded by the following with respect to the Notes.

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

        "Event of Default" with respect to the Notes means each of the events specified below in this Section 1.01(14)(a):

             (i) default for 30 days in the payment when due of interest on the Notes;

             (ii) default in payment when due of the principal of, or premium, if any, on the Notes;

             (iii) failure by the Company to comply with the provisions of
       Section 1.01(16) of this Supplemental Indenture;

             (iv) failure by the Company for 30 days after notice to comply with the provisions of Sections 1.01(15)(a), (b), (c) or (d);

             (v) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the Indenture or this Supplemental Indenture;

             (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

                    (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                    (B) results in the acceleration of such Indebtedness prior to its express maturity;

       and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

             (vii) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

             (viii) entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

             (ix) commencement by the Company of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or consent by the Company to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or for any substantial part of its property, or any general assignment by the Company for the benefit of creditors, or failure by the Company generally to pay its debts as they become due, or the taking by the Company of any corporate action in furtherance of any of the foregoing.

             (b) The first paragraph of Section 6.2 of the Indenture is hereby superseded by the following with respect of the Notes.

             If any Event of Default (other than an Event of Default specified in clause (viii) or (ix) of Section 1.01(14)(a) of this Supplemental Indenture with respect to the Company or any Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (viii) or (ix) of Section 1.01(14)(a) of this Supplemental Indenture occurs with respect to the Company, or any Significant Subsidiary, all outstanding Securities issued under the Indenture, including the Notes, shall be due and payable immediately without further action or notice.

             If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 1.01(6)(a) of this Supplemental Indenture, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in the Indenture, this Supplemental Indenture or in the Notes to the contrary notwithstanding.

        (15) There shall be the following additions, deletions and modifications to the covenants set forth in the Indenture with respect to the Notes, which shall be effective only for so long as any of the Notes are Outstanding:

             (a)   Asset Sales.

             The Company shall not, and shall not permit any Restricted Subsidiary to, consummate an Asset Sale unless: (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and
       (ii) except with respect to Designated Assets, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. Only for purposes of this provision, each of

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

       the following shall be deemed to be cash: (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

             Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds: (i) to repay Indebtedness which ranks equally with the Notes under a Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; (ii) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business; (iii) to make a capital expenditure in a Permitted Business; or (iv) to acquire other long-term assets that are used or useful in a Permitted Business.

             Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited hereby.

             Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company shall make an offer (an "Asset Sale Offer") to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Supplemental Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited hereby. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

             The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with
       Section 1.01(15)(a) of this Supplemental Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Supplemental Indenture by virtue of such conflict.

             (b) Change of Control.

             If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to an offer (a "Change of Control Offer"). In the Change of Control Offer, the Company shall offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest thereon, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice (the "Change of Control Payment Date") (which date shall be no earlier than 30 days nor later than 60 days after the notice is mailed), pursuant to the procedures required by the Indenture and described in such notice.

             The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Supplemental Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of this Supplemental Indenture by virtue of such conflict.

             On the Change of Control Payment Date, the Company shall, to the extent lawful: (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and (iii) deliver or cause to be delivered to the Paying Agent the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

             The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

             The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

             The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable.

             The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Supplemental Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

             (c)   Incurrence of Indebtedness and Issuance of Preferred Stock.

             Section 11.4 of the Indenture is hereby superseded by the following with respect of the Notes.

             The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt), and the Company may issue Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

             The first paragraph of this Section 1.01(15)(c) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

             (i) the incurrence by the Company of additional Indebtedness and letters of credit pursuant to Credit Facilities in an aggregate principal amount (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder) at any one time outstanding under this clause (i) not to exceed $350.0 million as of such date of incurrence, less the aggregate amount of all Net Proceeds of Asset Sales applied to repay Indebtedness outstanding under one or more Credit Facilities (and to reduce commitments with respect thereto if the Indebtedness being repaid is revolving Indebtedness) pursuant to clause (i) of the second paragraph of Section 1.01(15)(a) of this Supplemental Indenture;

             (ii) the incurrence by Foreign Subsidiaries of Indebtedness under Foreign Credit Facilities; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Foreign Subsidiaries thereunder) at any time outstanding under this clause (ii), does not exceed an amount equal to the greater of (A) $100.0 million and
       (B) the Foreign Borrowing Base of such Foreign Subsidiaries as of such date of incurrence;

             (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

             (iv) the incurrence by the Company of Indebtedness represented by the Notes issued on the Issue Date;

             (v) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (v), not to exceed the greater of (A) $50.0 million or (B) 3.0% of Consolidated Tangible Assets at any time outstanding;

             (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Supplemental Indenture to be incurred under the first paragraph of this Section 1.01(15)(c) or clauses (iii), (iv), (xii) or this clause
       (vi) of this Section 1.01(15)(c);

             (vii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that: (A) if the Company is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, the Indenture and this Supplemental Indenture; and (B) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);

             (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Supplemental Indenture to be outstanding or for the purpose of hedging foreign currency exchange risk;

             (ix) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 1.01(15)(c); provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

             (x) the Guarantee by the Company or any Guarantor of Indebtedness of the Company or any Guarantor that was permitted to be incurred by another provision of this Section 1.01(15)(c);

             (xi) the Guarantee by the Company of Indebtedness of a Foreign Subsidiary that was permitted to be incurred by another provision of this
       Section 1.01(15)(c);

             (xii) the incurrence by the Company or any Guarantor of additional Indebtedness or Attributable Debt in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness or Attributable Debt incurred pursuant to this clause (xii), not to exceed $100.0 million; and

             (xiii) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (xiii).

             The Company shall not incur any Indebtedness (including Permitted
       Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

             For purposes of determining compliance with this Section 1.01(15)(c), in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiii) of this

       Section 1.01(15)(c), or is entitled to be incurred pursuant to the first paragraph of this Section 1.01(15)(c), the Company will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this Section 1.01(15)(c).

             Indebtedness under Credit Facilities outstanding on the Issue Date shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) above.

             (d)   Restricted Payments.

             The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

             (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any distribution, dividend or payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

             (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company, any Restricted Subsidiary of the Company or any direct or indirect parent of the Company;

             (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except the scheduled payment of interest or principal at the Stated Maturity thereof; or

             (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) of this Section 1.01(15)(d) being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
       Payment:

             (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

             (B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth above in the first paragraph of Section 1.01(15)(c) of this Supplemental Indenture; and

             (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (III), (IV) and (V) of the next succeeding paragraph) is less than the sum, without duplication, of:

                    (I) 50% of the Consolidated Net Income of the Company for
             the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

                    (II) 100% of the aggregate net cash proceeds received by the
             Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company); plus

                    (III) to the extent not already included in Consolidated Net
             Income of the Company for such period, if any Restricted Investment that was made by the Company or any Restricted Subsidiary after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (1) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (2) the initial amount of such Restricted Investment or designated amount of Unrestricted Subsidiary; plus

                    (IV) to the extent that any Unrestricted Subsidiary is
             designated by the Company as a Restricted Subsidiary after the Issue Date, an amount equal to the lesser of (1) the net book value of the Company's Investment in such Unrestricted Subsidiary at the time of such designation and (2) the fair market value of the Company's Investment in such Unrestricted Subsidiary at the time of such designation.

             The foregoing covenant shall not be violated by reason of:

             (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the foregoing provisions of this Section 1.01(15)(d);

             (2) the payment of cash dividends in an amount not to exceed $7.5 million in any fiscal quarter;

             (3) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (C)(II) of the preceding paragraph;

             (4) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

             (5) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its common Equity Interests so long as the Company or such Restricted Subsidiary receives at least its pro rata share (and in like form) of such dividend or distribution in accordance with its common Equity Interests;

             (6) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the Issue Date; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 in any twelve-month period;

             (7) the deemed repurchase of Capital Stock by the Company on the exercise of stock options; and

             (8) any other Restricted Payment which, together with all other Restricted Payments made pursuant to this clause (8) since the Issue Date, does not exceed $30.0 million;

       provided that the Company shall not and shall not permit any of its Restricted Subsidiaries to make any Restricted Payment contemplated by clauses (2), (3), (4), (6), (7) and (8) of this Section 1.01(15)(d) so long as a Default or an Event of Default has occurred and is continuing.

             If any event would increase the amounts available under clause (I) through (IV) of this Section 1.01(15)(d) and, but for this sentence, also increase capacity for Permitted Investments, then the Company may choose to increase the amounts under clause (I) through (IV) of this Section 1.01(15)(d) or Permitted Investments, but not both.

             The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset, assets or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 1.01(15)(d) were computed, together with a copy of any fairness opinion or appraisal required hereby.

             (e) Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

             The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to: (i) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any debt owed to the Company or any of its Restricted Subsidiaries; (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

             The preceding restrictions will not apply, however, to encumbrances or restrictions existing under or by reason of:

             (i) Existing Indebtedness as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the Issue Date;

             (ii) the Amended Credit Agreement and Foreign Credit Facilities, each as in effect on the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the facility so amended, modified, restated, renewed, increased, supplemented, refunded, replaced or refinanced, as in effect on the Issue Date;

             (iii)    this Supplemental Indenture and the Notes;

             (iv)     applicable law;

             (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Supplemental Indenture to be incurred;

             (vi) customary non-assignment provisions in leases entered into in the ordinary course of business;

             (vii) capital leases, mortgage financings or purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

             (viii) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

             (ix) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

             (x) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

             (xi) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

             (xii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

             (f)   Liens.

             The Company shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset, now owned or hereafter acquired, except Permitted Liens.

             (g) Transactions with Affiliates.

             The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless: (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and (ii) the Company delivers to the Trustee: (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration of less than $10.0 million, a certificate of the Company's chief executive officer or chief financial officer certifying that such Affiliate Transaction complies with this Section 1.01(15)(g);
       (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration equal to or in excess of $10.0 million and less than $50.0 million, a certificate of the Company's chief executive officer or chief financial officer, approved by the Company's Board of Directors, certifying that such Affiliate Transaction complies with this Section 1.01(15)(g) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and (C) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

             The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, as the case may be; (ii) transactions between or among the Company and/or its Restricted Subsidiaries; (iii) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company; (iv) payment of reasonable fees and compensation and indemnity on behalf of officers, directors, employees and consultants of the Company or any Subsidiary of the Company who are not otherwise Affiliates of the Company or the Subsidiary, as the case may be; (v) Restricted Payments that are permitted by Section 1.01(15)(d) of this Supplemental Indenture; (vi) reasonable payments, advances or loans to employees or consultants for moving, entertainment and travel expenses and similar expenditures in the ordinary course of business; and (vii) transactions with joint ventures or alliances in the ordinary course of business and otherwise in compliance with the terms of this Supplemental Indenture on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

             (h)   Reports.

             In addition to the provisions of Section 8.4 of the Indenture, the provisions of this Section 1.01(15)(h) shall apply to the Notes. Whether or not required by the Commission, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations: (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K (or any successor forms) if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Subsidiaries and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and (ii) all current reports that would be required to be filed with the Commission on Form 8-K (or any successor form) if the Company were required to file such reports.

             If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this Section 1.01(15)(h) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the aggregate financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

             In addition, whether or not required by the Commission, the Company shall file a copy of all information and reports referred to in clauses
       (i) and (ii) of this Section 1.01(15)(h) with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

             (i)   Designation of Restricted and Unrestricted Subsidiaries.

             The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under clauses (i) through (iv) of Section 1.01(15)(d) of this Supplemental Indenture or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as the Company shall determine. That designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

             (j)   Subsidiary Guarantees.

             The Company shall cause each of the Company's existing and future Domestic Restricted Subsidiaries that is or becomes a Significant Subsidiary to (i) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes on the terms set forth in such supplemental indenture and (ii) deliver to the Trustee an opinion of counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly executed and delivered by such Restricted Subsidiary.

             In addition, the Company shall not permit any of its Restricted Subsidiaries after the Issue Date, to guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company unless such Restricted Subsidiary simultaneously (i) executes and delivers to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes on the terms set forth in such supplemental indenture and (ii) delivers to the Trustee an opinion of counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly executed and delivered by such Restricted Subsidiary.

             No Guarantor shall incur any Indebtedness (including Permitted
       Debt) that is contractually subordinated in right of payment to any other Indebtedness of such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to such Guarantor's Guarantee of the Notes on substantially identical terms; provided, however, that no Indebtedness of a Guarantor shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of such Guarantor solely by virtue of being unsecured.

             (k)   Business Activities.

             The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to the extent as would not be material to the Company and its Restricted Subsidiaries, taken as a whole.

             (l) Payments for Consent.

             The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, this Supplemental Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

             (m)   Sale and Leaseback Transactions.

             Section 11.5 of the Indenture is hereby superseded by the following with respect of the Notes.

             The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

             (i) the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under (A) the Fixed Charge Coverage Ratio test in the first paragraph of Section 1.01(15)(c) of this Supplemental Indenture, or (B) clause (xii) of the second paragraph of Section 1.01(15)(c) of this Supplemental Indenture, provided that, in the case of this clause (B), the aggregate amount of Attributable Debt relating to all such sale and leaseback transactions shall not exceed $50.0 million at any one time outstanding;

             (ii) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value of the property that is the subject of that sale and leaseback transaction; and

             (iii) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, Section 1.01(15)(a) of this Supplemental Indenture.

        (16) Section 9.1 of the Indenture is hereby superseded by the following in respect of the Notes:

        The Company may not, directly or indirectly:

             (a) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or

             (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person; unless:

             (i) either: (A) the Company is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

             (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, the Indenture and this Supplemental Indenture pursuant to agreements reasonably satisfactory to the Trustee;

             (c) immediately after such transaction no Default or Event of Default exists; and

             (d) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
       Section 1.01(15)(c) of this Supplemental Indenture.

        In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets in one or more related transactions, to any other person.

        This Section 1.01(16) shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

        (17) Article 10 of the Indenture is hereby superseded by the following in respect of the Notes.

             (a)   Without Consent of Holders of Notes.

             Notwithstanding Section 1.01(17)(b) of this Supplemental Indenture, the Company and the Trustee may amend or supplement the Indenture, this Supplemental Indenture or the Notes without the consent of any Holder of a Note:

             (i)   to cure any ambiguity, defect or inconsistency;

             (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 4 of the Indenture or Article 2 of this Supplemental Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder;

             (iii) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to
        Section 1.9 or Section 9.2 of the Indenture;

             (iv) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

             (v) to provide for the issuance of additional Notes to a maximum of $350.0 million aggregate principal amount pursuant to Section 1.01(2) of this Supplemental Indenture and in accordance with the provisions of Sections 2.2 and 3.1 of the Indenture;

             (vi) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or

             (vii) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture, as it relates to the Notes, or this Supplemental Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the requirements of Section 7.11(b) of the Indenture.

             Upon the request of the Company accompanied by a resolution of its Board of Directors, or an officer or officers duly authorized by the Board of Directors, authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 10.3 of the Indenture, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that adversely affects its own rights, duties or immunities under the Indenture, this Supplemental Indenture or otherwise.

             (b)   With Consent of Holders of Notes.

             Except as provided below in clauses (i) through (viii) of this
       Section 1.01(17)(b), the Company and the Trustee may amend or supplement this Supplemental Indenture (including Sections 1.01(15)(a) and (b) of this Supplemental Indenture) and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.8 and 6.13 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, this Supplemental Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). The definition of Outstanding in Section 1.1 of the Indenture shall determine which Notes are considered to be "outstanding" for purposes of this
       Section 1.01(17)(b).

             Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
       Section 10.3 of the Indenture, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly adversely affects the Trustee's own rights, duties or immunities under the Indenture, this Supplemental Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

             It shall not be necessary for the consent of the Holders of Notes under this Section 1.01(17)(b) to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

             After an amendment, supplement or waiver under this Section 1.01(17) becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.8 and 6.13 of the Indenture, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of the Indenture, this Supplemental Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 1.01(17)(b) may not (with respect to any Notes held by a non-consenting Holder):

              (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

             (ii) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 1.01(15)(a) and (b) of this Supplemental Indenture;

             (iii) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

             (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

             (v) make any Note payable in money other than that stated in the Notes;

             (vi) waive a redemption payment with respect to any Note (other than a payment required by Sections 1.01(15)(a) and (b) or (18) of this Supplemental Indenture);

             (vii) make any change in the provisions of the Indenture or this Supplemental Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes; or

             (viii) make any change in Section 6.8 or 6.13 of the Indenture or in the foregoing provisions of this Section 1.01(17).

             (c)   Compliance with Trust Indenture Act.

             Every amendment or supplement to the Indenture, this Supplemental Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

             (d) Revocation and Effect of Consents.

             Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

             (e) Notation on or Exchange of Notes.

             The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an authentication order pursuant to Section 4.2 of the Indenture, authenticate new Notes that reflect the amendment, supplement or waiver.

             Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

             (f) Trustee to Sign Amendments, etc.

             The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Section 1.01(17) if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors, or an officer or officers duly authorized by the Board of Directors, approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 10.3 of the Indenture) shall be fully protected in relying upon, in addition to the documents required by Sections 1.2 and 2.2(b) of the Indenture, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Supplemental Indenture.

        (18) There shall be the following addition to the provisions of Article 12 of the Indenture with respect to the Notes which shall only be effective for so long as any Notes are Outstanding:

        In the event that, pursuant to Section 1.01(15)(a) hereof, the Company shall be required to commence an Asset Sale Offer to all Holders to purchase Notes, it shall follow the procedures specified below.

        The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 1.01(15)(a) hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

        If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

             Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

             (a) that the Asset Sale Offer is being made pursuant to this
        Section 1.01(18) and Section 1.01(15)(a) of this Supplemental Indenture and the length of time the Asset Sale Offer shall remain open;

             (b) the Offer Amount, the purchase price and the Purchase Date;

             (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

             (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

             (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

             (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

             (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

             (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

             (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

        On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 1.01(18). The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

        Other than as specifically provided in this Section 1.01(18), any purchase pursuant to this Section 1.01(18) shall be made pursuant to the provisions of Article 12 of the Indenture.

        (19) The Notes shall not be subordinated to any other debt of the Company and shall constitute senior unsecured obligations of the Company.

        (20) The Notes shall only be issuable as Registered Securities and shall not be issuable as Bearer Securities.

        (21) The Company appoints The Depositary Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

        (22) The Notes shall not be issuable in definitive form except under the limited circumstances described in Section 2.02 of this Supplemental Indenture.

        SECTION 1.02.   FORMS OF THE NOTES.

        (1) Attached hereto as Exhibit A is the form of Global Note representing the Notes.

                                         ARTICLE II.
                                    TRANSFER AND EXCHANGE

               SECTION 2.01. FORM. (1) Except under the limited circumstances stated in Section 2.01(2) of this Supplemental Indenture, the Notes will be issued only in the form of Registered Securities in global form. Pursuant to
Section 4.2 of the Indenture, the Company shall have such Registered Securities, in the form of one or more Global Notes, authenticated and delivered.

               (2) Following the issuance of the Notes, the Global Notes will be exchangeable for Definitive Notes in registered form with the same terms as the Global Notes only if one of the following events occurs: (i) the Depositary is unwilling or unable to continue to act as a depositary or the Depositary ceases to be a clearing agency registered and in good standing under the Exchange Act or other applicable statutes or regulations and, in each case, a successor depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, pursuant to
Section 4.12(b) of the Indenture; (ii) the Company decides, in its sole discretion, to exchange the Global Notes, in whole or in part, for Definitive Notes and delivers a written notice to such effect to the Trustee, pursuant to
Section 4.12(c) of the Indenture; or (iii) an Event of Default shall have occurred and be continuing, pursuant to Section 4.12(d) of the Indenture.

               SECTION 2.02. TRANSFER AND EXCHANGE. The following hereby supersedes Section 4.4 of the Indenture with respect of the Notes except that the first two paragraphs and the ninth paragraph of Section 4.4 of the Indenture are still applicable to the Notes.

        (1) Transfer and Exchange of Global Notes A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. A Global Note will be exchanged by the Company for Definitive Notes solely if one of the events described in Section 2.02(2) of this Supplemental Indenture occurs, whereupon Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. A Global Note also may be exchanged or replaced, in whole or in part, as provided in Sections 4.3 and 4.5 of the Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.02(1) or Sections 4.3 or 4.5 of the Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.02(1); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.02(2) or (3) of this Supplemental Indenture.

        (2) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of the Indenture, this Supplemental Indenture and the rules and procedures of the Depositary. Transfers of beneficial interests in the Global Notes also shall require compliance with subparagraph (a) below:

             (a) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
        Section 2.02(2)(a).

        (3) Transfer or Exchange of Beneficial Interests in the Global Notes for Definitive Notes. If any Holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to
Section 2.02(7) of this Supplemental Indenture, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Person designated in the instructions a

Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.02(3) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the participant or indirect participant.

        (4) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of the Global Note.

        (5) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.02(5), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form attached to the Note duly executed by such Holder or by such person's attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.02(5). A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note.

        (6) Global Note Legends. The following legends shall appear on the face of the Global Notes issued under this Supplemental Indenture in substantially the following form, unless specifically stated otherwise in the applicable provisions of this Supplemental Indenture:

                  "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE
             INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION
             4.5 OF THE ORIGINAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.02 OF THE SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 4.8 OF THE ORIGINAL INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                  "Unless this certificate is presented by an authorized
             representative of the Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL isasmuch as the registered owner hereof, Cede & Co., has an interest herein."

        (7) Cancellation and/or Adjustment of the Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 4.8 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

        (8)    General Provisions Relating to Transfers and Exchanges.

               (a) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate the Global Notes, and Definitive Notes if any, upon the Company's order pursuant to Section 4.2 of the Indenture or at the Registrar's request.

               (b) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchange or transfer pursuant to Sections 4.3 and, in connection with any any registration of transfer and exchange, pursuant to Section 12.7 of the Indenture and Sections 1.01(15)(a), (b), (17)(e) and (18) of this Supplemental Indenture).

               (c) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (d) The Global Notes and Definitive Notes, if any, issued upon any registration of transfer or exchange of Global Notes or Definitive Notes, if any, shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, this Supplemental Indenture as the Global Notes or Definitive Notes, if any, surrendered upon such registration of transfer or exchange.

               (e) The Company shall not be required (a) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 Business Days before the day of any selection of Notes for redemption under Section 12.3 of the Indenture and ending at the close of business on the day of selection, (b) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a Regular Record Date and the next succeeding Interest Payment Date.

               (f) The Trustee, any agent of the Trustee and the Company may deem and treat the Person in whose name any Note is registered on the Security Register as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes, and none of the Trustee or the Company shall be affected by notice to the contrary.

               (g) The Trustee shall authenticate the Global Notes and Definitive Notes, if any, in accordance with Section 4.2 of the Indenture.

               (h) All certifications, certificates and opinions of counsel required to be submitted to the Registrar pursuant to this Section 2.02 to effect a registration of transfer or exchange may be submitted by facsimile.

                                         ARTICLE III.
                                         DEFINITIONS

        SECTION 3.01. ADDITIONAL DEFINITIONS. In addition to the definitions set forth in Article I of the Indenture, the Notes shall include the following additional definitions, which, in the event of a conflict with the definition of terms in the Indenture, shall control:

             "Acquired Debt" means, with respect to any specified Person: (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person to the extent of the fair market value of such asset.

             "Act" means the Securities Act of 1933, as amended.

             "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms

       "controlling," "controlled by" and "under common control with" shall have correlative meanings.

             "Amended Credit Agreement" means that certain Amended Credit Agreement, dated as of December 11, 1998, by and among the Company and the lenders party thereto, providing for up to $350.0 million of revolving credit borrowings, including any related Notes, Guarantees, lines of credit, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

             "Applicable Premium" means, with respect to any Note on any Redemption Date, the greater of: (1) 1.0% of the principal amount of the Note; or (2) the excess of: (a) the present value at such Redemption Date of (i) the principal amount of the Note at February 15, 2006 plus (ii) all required interest payments due on the Note through February 15, 2006 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of the Note.

             "Asset Sale" means: (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 1.01(15)(b) and/or Section 1.01(16) of this Supplemental Indenture and not by the provisions of Section 1.01(15)(a) of this Supplemental Indenture; and (2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries. Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales: (1) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $5.0 million; or (b) results in net proceeds to the Company and its Restricted Subsidiaries of less than $5.0 million; (2) a transfer of assets between or among the Company and its Restricted Subsidiaries, (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business; (5) the sale or other disposition of cash or Cash Equivalents;
       (6) the licensing of the Company's Intellectual Property in the ordinary course of business; provided that the aggregate licensing and other fees paid in respect of all such Intellectual Property shall not exceed $15.0 million per annum; and (7) a Restricted Payment or Permitted Investment that is permitted by Section 1.01(15)(d) of this Supplemental Indenture.

             "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

             "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The term "beneficially owns" shall have a corresponding meaning.

             "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

             "Capital Stock" means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

             "Cash Equivalents" means: (1) United States dollars; (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;
       (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Amended Credit Agreement or with any commercial bank located in the United States having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better; (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
       (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above; (5) commercial paper having the highest rating obtainable from Moody's or Standard & Poor's and in each case maturing within six months after the date of acquisition; (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and (7) in the case of Investments made by any Foreign Subsidiary, obligations, deposits and repurchase obligations comparable to those specified in clauses (2), (3) and (4) above (except that such obligations may be issued or guaranteed by the country in which such Foreign Subsidiary is located and such deposits and repurchase obligations may be made with comparable banks and trust companies located in such countries); provided, in the case of Investments comparable to those specified in clauses (2) and (3) above, that such Investment matures (or permits the holder thereof at its option to require repayment or repurchase thereof) within 90 days from the acquisition thereof by the Company or a Foreign Subsidiary of the Company.

             "Change of Control" means the occurrence of any of the following:
       (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act); (2) the adoption of a plan relating to the liquidation or dissolution of the Company; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

             "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus: (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus (5) the aggregate amount of restructurings, write-downs and reserves of Russian and other assets by the Company during 1998 as described in the Prospectus Supplement under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview" to the extent such write-downs and reserves were deducted in computing Consolidated Net Income; provided that the aggregate amount added to Consolidated Cash Flow pursuant to this clause (5) shall not exceed $100.0 million; plus (6) non-cash compensation expense incurred in connection with the Company's employee stock ownership plan to the extent such compensation expense was deducted in computing Consolidated Net Income; minus (7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

             "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that: (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof; (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (4) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified person or one of its Subsidiaries; and (5) the cumulative effect of a change in accounting principles shall be excluded.

             "Consolidated Tangible Assets" means the total assets shown on the most recent quarterly reviewed consolidated balance sheet of the Company and its consolidated subsidiaries, after deducting the amount of all goodwill, trademarks and other intangibles.

             "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

             "Credit Facilities" means, with respect to the Company or any of its Domestic Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Amended Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), bankers' acceptances or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

             "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

             "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Article 2 of this Supplemental Indenture, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legends and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

             "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in clause (20) of
       Section 1.01 of this Supplemental Indenture as the Depositary with respect to the Notes, any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of the Indenture and the Supplemental Indenture.

             "Designated Assets" means (1) the common stock of SDI Holding Corp. and the preferred stock of Sterling Dry Imaging Systems, Inc., in each case, held by the Company on the Issue Date, (2) the Company's graphics imaging business and all assets used primarily in connection therewith, including, without limitation, the Company's Graphic Imaging division, and (3) the Company's new coating facility located in New Bedford, Massachusetts.

             "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature (other than Capital Stock that is mandatorily convertible or exchangeable into Equity

       Interests of the Company that are not themselves Disqualified Stock). Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with
       Section 1.01(15)(d) of this Supplemental Indenture.

             "Domestic Restricted Subsidiary" means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

             "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

             "Equity Offering" means (i) any issuance of common stock by the Company (other than to an Affiliate of the Company) that is registered pursuant to the Securities Act, other than issuances that would, on the Issue Date, be required to be registered on Form S-8 or Form S-4 and (ii) any private issuance of common stock by the Company (other than to an Affiliate of the Company), excluding, in the case of clauses (i) and (ii) above, issuances of common stock pursuant to employee benefit plans or otherwise as compensation to employees of the Company.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             "Existing Indebtedness" means up to $520.0 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Amended Credit Agreement and Foreign Credit Facilities) in existence on the Issue Date, until such amounts are repaid.

             "Fair Market Value" means the fair market value of any Asset Sale, Investment, property or asset based upon (a) with respect to any Asset Sale, Investment, property or asset in an amount less than $10.0 million, a certificate of the Company's chief executive officer or chief financial officer, (b) with respect to any Asset Sale, Investment, property or asset in an amount equal to or greater than $10.0 million and less than $50.0 million, a certificate of the Company's chief executive officer or chief financial officer approved by the Company's Board of Directors whose resolution with respect thereto shall be delivered to the Trustee and (c) with respect to any Asset Sale, Investment, property or asset in an amount equal to or in excess of $50.0 million, an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing approved by the Company's Board of Directors whose resolution with respect thereto shall be delivered to the Trustee.

             "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of: (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus
       (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus (4) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

             "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

             In addition, for purposes of calculating the Fixed Charge Coverage
       Ratio: (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income; (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

             "Foreign Borrowing Base" means, with respect to any Foreign Subsidiary, as of any date, an amount not to exceed the sum of (a) 85% of the net book value of all non-affiliate accounts receivable owned by such Foreign Subsidiary as of such date, and (b) 60% of the book value of all inventory owned by such Foreign Subsidiary as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Foreign Borrowing Base.

             "Foreign Credit Facilities" means, with respect to any of the Company's Foreign Subsidiaries, one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

             "Foreign Subsidiary" means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.

             "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

             "Global Note" means the Global Note in the form of Exhibit A hereto issued in accordance with Article 4 of the Indenture and Article 2 of this Supplemental Indenture.

             "Global Note Legend" means the legend set forth in Section 2.6, which is required to be placed on the Global Note issued under this Supplemental Indenture.

             "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

             "Guarantor" means each Subsidiary of the Company that executes and delivers a supplemental indenture pursuant to Section 1.01(15)(j) of this Supplemental Indenture.

             "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under: (1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and foreign exchange hedging agreements; and (2) other agreements or arrangements entered into in the ordinary course of business designed to protect such Person against fluctuations in interest rates and foreign exchange rates.

             "Indebtedness" means, with respect to any specified Person, any debt of such Person, whether or not contingent, in respect of: (1) borrowed money; (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (3) banker's acceptances or similar instruments (excluding any such obligations which do not arise from a repayment of Indebtedness and which are repaid within three business days of the date incurred); (4) Capital Lease Obligations; (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or (6) Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) but excludes (where such Indebtedness is not assumed by such Person) any such Indebtedness in excess of the fair market value of such asset. The term "Indebtedness" also includes, to the extent not otherwise included, the Guarantee by the specified Person of any debt of any other Person. The amount of any Indebtedness outstanding as of any date shall be: (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

             "Intellectual Property" means all intellectual property rights, including proprietary technology; patents; patent applications; trademarks; trademark applications and registrations; all mask works and all applications, registrations and renewals in connection therewith; service marks; service mark applications and registrations; logos; trade names; copyrights; know-how; licenses; trade secrets; formulas; all inventions, whether patentable or unpatentable and whether or not reduced to practice; proprietary computer programs, hardware, software and related processes; and all other designs, properties, rights, and related proprietary rights and processes.

             "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 1.01(15)(d) of this Supplemental Indenture.

             "Issue Date" means the date on which the Notes were originally issued.

             "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

             "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however: (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and
       (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

             "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset
       Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under any one or more Credit Facilities) secured by a lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

             "Non-Recourse Debt" means Indebtedness: (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

             "Obligations" means any principal, premium if any, interest, penalties, fees, indemnifications, Guarantees, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

             "Permitted Business" means any of the lines of business conducted by the Company and its Restricted Subsidiaries on the Issue Date and any business similar, ancillary or related thereto or which constitutes a reasonable extension or expansion thereof, including in connection with the Company's existing and future technology, trademarks and patents.

             "Permitted Investments" means:

             (1) any Investment in the Company or in a Domestic Restricted Subsidiary of the Company;

             (2) any Investment in Cash Equivalents;

             (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person engaged in a Permitted Business, if as a result of such Investment: (a) such Person becomes a Domestic Restricted Subsidiary of the Company; or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Domestic Restricted Subsidiary of the Company;

             (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 1.01(15)(a) of this Supplemental Indenture;

             (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

             (6) any Restricted Investment existing on the Issue Date and any Restricted Investment that replaces, refinances or refunds such a Restricted Investment, provided that the replacing, refinancing or refunding Investment is in an amount that does not exceed the amount so replaced, refinanced or refunded;

             (7) Hedging Obligations;

             (8) any Investment by a Foreign Subsidiary of the Company in any other Foreign Subsidiary of the Company;

             (9) additional Investments in Foreign Subsidiaries of the Company that are engaged in a Permitted Business having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding, not to exceed $20.0 million; and

             (10) other Investments in any Person engaged in a Permitted Business having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding, not to exceed the greater of (a) $50.0 million and (b) 3.0% of Consolidated Tangible Assets.

             "Permitted Liens" means:

             (1) Liens on assets of the Company or any Guarantor securing Indebtedness and other Obligations under Credit Facilities that were permitted by the terms of the Indenture and this Supplemental Indenture to be incurred;

             (2) Liens on assets of any Foreign Subsidiary securing Indebtedness and other Obligations under Foreign Credit Facilities that were permitted by the terms of the Indenture and this Supplemental Indenture to be incurred;

             (3) Liens in favor of the Company or any of its Restricted Subsidiaries;

             (4) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

             (5) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

             (6) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

             (7) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (5) of the second paragraph of Section 1.01(15)(c) of this Supplemental Indenture covering only the assets acquired with such Indebtedness;

             (8) Liens existing on the Issue Date;

             (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

             (10) Liens to secure Permitted Refinancing Indebtedness incurred to refinance any Indebtedness secured by any Lien referred to in clauses
       (3), (4) and (5) of this definition of "Permitted Liens," as the case may be, at the time that the original Lien became a Permitted Lien; provided, however, that with respect to any Lien incurred pursuant to this clause
       (10), the principal amount secured shall not be increased beyond that permitted by the original Lien nor shall any such Lien extend to any additional property (other than proceeds of the property in question);

             (11) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefore;

             (12) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not, in any case, materially detract from the value of the property subject thereto or do not interfere with or adversely affect in any material respect the ordinary conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;

             (13) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods, and other similar Liens arising in the ordinary course of business;

             (14) leases or subleases granted to third Persons not interfering with the ordinary course of business of the Company or any of its Restricted Subsidiaries; provided, however, that the aggregate fair market value of all property underlying such leases and subleases (measured at the time each such lease or sublease is entered into) shall not exceed $50.0 million;

             (15) Liens (other than any Lien imposed by the Employment Retirement Income Security Act of 1974, as amended, or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and social security;

             (16) deposits, in the aggregate not to exceed $250,000 made in the ordinary course of business to secure liability to insurance carriers;

             (17) any attachment or judgment Lien not constituting an Event of Default under Section 1.01(14)(vii) of this Supplemental Indenture;

             (18) any interest or title of a lessor or sublessor under any operating lease;

             (19) Liens under licensing agreements for the use of Intellectual Property entered into in the ordinary course of business with respect to obligations that do not exceed $25.0 million;

             (20) Liens incurred in connection with securing Hedging Obligations permitted by clause (8) of the second paragraph of Section 1.01(15)(c) of this Supplemental Indenture;

             (21) Liens encumbering deposits made to secure obligations arising under statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

             (22) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed the greater of (a) $50.0 million and (b) 3.0% of Consolidated Tangible Assets at any one time outstanding (other than other Permitted Liens as set forth in this definition); and

             (23) any renewal or substitution for any Lien permitted by clauses
       (1) through (22) of this definition of "Permitted Liens;" provided, however, that with respect to any Lien incurred pursuant to this clause
       (23), the principal amount secured shall not be increased beyond that permitted by the Lien renewed or substituted nor shall the replaced or substituted Lien extend to any additional property (other than proceeds of the property in question); and

             (24) Liens on assets of Unrestricted Securities that secure Non-Recourse Debt of Unrestricted Subsidiaries.

             "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable), of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all customary expenses incurred in connection therewith); (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

             "Prospectus Supplement" means the prospectus supplement dated as of February 11, 1999 with respect to the offering of the Notes.

             "Restricted Investment" means an Investment other than a Permitted Investment.

             "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

             "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the Issue Date.

             "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

             "Subsidiary" means, with respect to any specified Person: (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or Trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

             "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to February 15, 2006; provided, however, that if the period from the Redemption Date to February 15, 2006 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

             "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such
       Subsidiary: (1) has no Indebtedness other than Non-Recourse Debt; (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation
       (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (4) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and
       (5) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

             Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 1.01(15)(d) of this Supplemental Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Supplemental Indenture and any Indebtedness of such

       Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 1.01(15)(c) of this Supplemental Indenture, the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 1.01(15)(c) of this Supplemental Indenture, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

             "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

             "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (2) the then outstanding principal amount of such Indebtedness.

             "Wholly Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

        SECTION 3.02.   OTHER DEFINITIONS.

                  Term                                            Defined in
                                                                   Section

           "Affiliate Transaction"................................ 1.01(15)(g)
           "Asset Sale Offer"..................................... 1.01(15)(a)
           "Change of Control Offer".............................. 1.01(15)(b)
           "Change of Control Payment"............................ 1.01(15)(b)
           "Change of Control Payment Date"....................... 1.01(15)(b)
           "Company"...............................................preamble
           "Covenant Defeasance".................................. 1.01(13)(c)
           "Event of Default"..................................... 1.01(14)
           "Excess Proceeds"...................................... 1.01(15)(a)

           "incur"................................................ 1.01(15)(c)
           "Indenture"............................................ preamble
           "Legal Defeasance" .................................... 1.01(13)(b)
           "Notes"................................................ preamble
           "Offer Amount"......................................... 1.01(18)
           "OfferPeriod".......................................... 1.01(18)
           "Payment Default"...................................... 1.01(14)(a)
           "Permitted Debt"....................................... 1.01(15)(c)
           "Purchase Date"........................................ 1.01(18)
           "Redemption Date"...................................... 1.01(6)(a)
           "Restricted Payments".................................. 1.01(15)(d)
           "Stated Maturity Date"................................. 1.01(3)
           "Supplemental Indenture................................ preamble
           "Trustee".............................................. preamble


                                         ARTICLE IV.
                                        MISCELLANEOUS

        SECTION 4.01. DEFINITIONS. Capitalized terms used but not defined in thisSupplemental Indenture shall have the meanings ascribed thereto in the Indenture.

        SECTION 4.02. CONFIRMATION OF INDENTURE. The Indenture, as modified, supplemented and superseded by this Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument. References herein to the Indenture shall be deemed to be to the Indenture, as modified supplemented and superseded by this Supplemental Indenture.

        SECTION 4.03. CONCERNING THE TRUSTEE. The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture and, in carrying out its responsibilities hereunder, shall have all of the rights, protections and immunities which it possesses under the Indenture.

        SECTION 4.04. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS. No past present or future director, officer, employee, incorporator or stockholder of this Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture, this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         SECTION 4.05. GOVERNING LAW. This Supplemental Indenture, the Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York.

        SECTION 4.06. SEPARABILITY. In case any provision in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 4.07. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                         POLAROID CORPORATION


                                         By:/s/ JUDITH G. BOYNTON
                                            ------------------------------
                                            Name:  Judith G. Boynton
                                            Title: Executive Vice President and
                                                   Chief Executive Officer

Attest:

/s/ THOMAS M. LEMBERG
-------------------------------
Name:  Thomas M. Lemberg
Title: Senior Vice President,
       General Counsel and
       Secretary



                                        STATE STREET BANK AND TRUST
                                        COMPANY, as Trustee


                                        By:/s/ ROLAND S. GUSTAFSEN
                                           ------------------------------
                                           Name:  Roland S. Gustafsen
                                           Title: Assistant Vice President

                                                                      EXHIBIT A


                                        [Face of Note]


                                                                CUSIP 731095AF2

                                                              ISIN US731095AF25

                                     POLAROID CORPORATION

                                    11 1/2% Notes due 2006

        Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein

No.                                                             $
   --------                                                      --------------



        POLAROID CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Supplemental Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of TWO HUNDRED SEVENTY-FIVE MILLION Dollars on February 15, 2006.

        Interest Payment Dates:  February 15 and August 15, commencing
                                 August 15, 1999

        Regular Record Dates:  January 31 and July 31

        Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth in this place.

        This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Supplemental Indenture referred to on the reverse hereof.

                                                                      EXHIBIT A

Dated:  February 17, 1999

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                              POLAROID CORPORATION


                                            By:
                                               ------------------------------
                                               Name:
                                               Title:


                                            By:
                                               ------------------------------
                                               Name:
                                               Title:


This is one of the Notes of the series
designated herein issued under the
within-mentioned Supplemental Indenture:

STATE STREET BANK AND TRUST COMPANY, as
Trustee


By:
   ----------------------------
        Authorized Signatory

                                                                      EXHIBIT A

                                 [Back of Note]

                              POLAROID CORPORATION

                             11 1/2% Notes due 2006

                  THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE
             INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION
             4.5 OF THE ORIGINAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.02 OF THE SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 4.8 OF THE ORIGINAL INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1. INTEREST. Polaroid Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 11 1/2% per annum from the date hereof until maturity. The Company shall pay interest semi-annually in arrears on February 15 and August 15 of each year, beginning August 15, 1999, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be August 15, 1999. The Company shall pay interest, overdue principal and premium, if any, from time to time on demand at the rate borne by the Notes on overdue installments of interest from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360 day year of twelve 30 day months.

        2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 31 or July 31 next preceding the Interest Payment Date, even if such Notes are canceled after such Regular Record Date and on or before such Interest Payment Date, except as provided in Section
4.6 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest at the office or agency of the Company maintained

                                                                      EXHIBIT A

for such purpose in the Borough of Manhattan in the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided, however, that all payments of principal, and premium, if any, and interest on the Notes to Holders of Notes which have given wire instructions to the Company or the Paying Agent at least ten Business Days prior to the applicable payment date shall be made by wire transfer to an account maintained by such Holder entitled thereto as specified by such Holder in the instructions. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        3. PAYING AGENT AND REGISTRAR. Initially, STATE STREET BANK AND TRUST COMPANY, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

        4. INDENTURE. The Company issued the Notes under an Indenture dated as of January 9, 1997, (the "Original Indenture") as amended by the First Supplemental Indenture dated as of February 17, 1999 (the "Supplemental Indenture" and, together with the Original Indenture, the "Indenture"), each between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa 77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $350.0 million in aggregate principal amount, of which $275.0 million were issued on February 17, 1999.

        5.  OPTIONAL REDEMPTION.

            (a) Except as set forth is subparagraphs (b) and (c) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to the final maturity of such Notes.

            (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, the Company may redeem Notes, in whole or in part, at any time, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the applicable Security Register, in amounts of $1,000 or an integral multiple of $1,000, at a Redemption Price equal to 100% of the principal amount plus the Applicable Premium as of, and accrued and unpaid interest to, the date of redemption (the "Redemption Date").

            (c) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to February 15, 2002, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Supplemental Indenture at a redemption price of 111.500% of the principal amount thereof, plus accrued and unpaid interest to the Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided

                                                                      EXHIBIT A

that: (1) at least 65% in aggregate principal amount of Notes issued under the Supplemental Indenture remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company and its Restricted Subsidiaries); and (2) any such redemption must occur within 45 days of the date of the closing of the related Equity Offering.

        6. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption payments with respect to the Notes.

        7. REPURCHASE AT OPTION OF HOLDER. The Supplemental Indenture provides that, subject to certain conditions, if (i) certain Net Proceeds are available to the Company as a result of Asset Sales or (ii) a Change of Control occurs, the Company shall be required to make an Offer to Purchase for all or a specified portion of the Notes.

        8. NOTICE OF REDEMPTION. Notice of redemption will be mailed not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest, will cease to accrue on Notes or portions thereof called for redemption.

        9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Supplemental Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Regular Record Date and the corresponding Interest Payment Date.

        10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

        11. AMENDMENT, SUPPLEMENT AND WAIVER. The Supplemental Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Supplemental Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time.

        12. DEFAULTS AND REMEDIES. Events of Default with respect to the Notes include: (1) default for 30 days in the payment when due of interest on the Notes; (2) default in payment when due of the principal of, or premium, if any, on the Notes; (3) failure by the Company to comply with Section 1.01(16) of the Supplemental Indenture; (4) failure by the Company for 30

                                                                      EXHIBIT A

days after notice to comply with Sections 1.01(15)(a), (b), (d) or (e) of the Supplemental Indenture; (5) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the Indenture; (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; (7) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and (8) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

        Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Supplemental Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

        In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 1.01(6)(a) of the Supplemental Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

        The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

                                                                      EXHIBIT A

        13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

        14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

        15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes, or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        18. Governing Law. This Note shall be governed and construed in accordance with the laws of the State of New York.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:


Polaroid Corporation
784 Memorial Drive
Cambridge, Massachusetts  02139
Attention:  Treasurer

                                                                      EXHIBIT A


                                 ASSIGNMENT FORM

        To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                             ----------------------------------
                                               (Insert assignee's legal name)

-------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                     (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       ------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:
     -------------------------------

                     Your Signature:
                                    -------------------------------------------
                                         (Sign exactly as your name appears
                                               on the face of this Note)


Signature Guarantee:
                    -------------------------

                                                                      EXHIBIT A


                       OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to subsection 13(a) or 13(b) of Section 1.01 of the Supplemental Indenture, check the appropriate box below:

                    [ ]Subsection 13(a)      [ ] Subsection 13(b)

        If you want to elect to have only part of the Note purchased by the Company pursuant to subsection 13(a) or subsection 13(b) of Section 1.01 of the Supplemental Indenture, state the amount you elect to have purchased:

                                       $
                                        ------------------


Date:
     -------------------------------

                                    Your Signature:
                                                   ----------------------------
                                             (Sign exactly as your name appears
                                               on the face of this Note)

                                     Tax Identification No.:
                                                            -------------------

Signature Guarantee:
                    -------------------

                                                                      EXHIBIT A



                    SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

        The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                          Amount of          Amount of    Principal Amount    Signature of
                         decrease in        increase in    of this Global      authorized
  Date of Exchange    Principal Amount   Principal Amount  Note following      officer of
                       of this Global     of this Global    such decrease    Trustee or Note
                            Note               Note         (or increase)     Custodian
  ----------------    ---------------    ---------------   --------------    ---------------